Exhibit 21.1

List of Direct and Indirect Subsidiaries of Nelnet, Inc. as of December 31, 2017

	Name	Organized in	Relationship to Nelnet Inc.	Percentage Ownership
1	5280 Solutions LLC (d/b/a Idaho Financial Associates, Charter Account Systems and 5280 Solutions)	Colorado	Indirect Subsidiary	100%
2	ACM F Acquisition, LLC	Nebraska	Indirect Subsidiary	100%
3	Class Bundl Apparel, LLC	Nebraska	Indirect Subsidiary	100%
4	Class Bundl, LLC	Nebraska	Indirect Subsidiary	100%
5	Education Funding Capital I, LLC	Delaware	Indirect Subsidiary	100%
6	Education Lending Services, Inc.	Delaware	Indirect Subsidiary	100%
7	EFS Finance Co., LLC	Nebraska	Indirect Subsidiary	100%
8	Euclid Boulder Investment, LLC	Nebraska	Indirect Subsidiary	100%
9	FACTS Education Corporation	Nebraska	Indirect Subsidiary	100%
10	FACTS Education Solutions, LLC (formerly known as Mind Streams Education, LLC)	Arizona	Indirect Subsidiary	100%
11	First National Life Insurance Company of the USA, Inc.	Nebraska	Indirect Subsidiary	100%
12	Gigabit, LLC	Nebraska	Indirect Subsidiary	100%
13	Merchant Preservation Services, LLC	Nebraska	Indirect Subsidiary	100%
14	Municipal Tax Investment, LLC	Nebraska	Direct Subsidiary	100%
15	Municipal Tax Property, LLC	Nebraska	Indirect Subsidiary	100%
16	National Education Loan Network, Inc.	Nevada	Direct Subsidiary	100%
17	Nelnet Academic Services, LLC	Nebraska	Direct Subsidiary	100%
18	Nelnet Business Solutions - Canada, Inc. (formerly known as Nelnet Canada, Inc.)	Canada	Indirect Subsidiary	100%
19	Nelnet Business Solutions, Inc. (d/b/a FACTS Management and infiNET Integrated Solutions)	Nebraska	Indirect Subsidiary	100%
20	Nelnet Captive Insurance Company, Inc.	Delaware	Direct Subsidiary	100%
21	Nelnet Consumer Finance, Inc.	Nebraska	Indirect Subsidiary	100%
22	Nelnet Diversified Solutions, LLC	Nebraska	Direct Subsidiary	100%
23	Nelnet Education Loan Funding, Inc.	Nebraska	Indirect Subsidiary	100%
24	Nelnet FFELP Student Loan Warehouse-I, LLC	Delaware	Indirect Subsidiary	100%
25	Nelnet Finance Corp.	Nebraska	Indirect Subsidiary	100%
26	Nelnet Fund Management, LLC	Nebraska	Direct Subsidiary	100%
27	Nelnet Loan Acquisition Corporation	Nebraska	Indirect Subsidiary	100%
28	Nelnet Management Corporation-1	Nevada	Indirect Subsidiary	100%
29	Nelnet Private Education Loan Funding, LLC	Delaware	Indirect Subsidiary	100%
30	Nelnet Private Student Loan Financing Corporation	Nebraska	Indirect Subsidiary	100%
31	Nelnet Private Student Loan Warehouse-I, LLC	Delaware	Indirect Subsidiary	100%
32	Nelnet Real Estate Ventures, Inc.	Florida	Indirect Subsidiary	100%
33	Nelnet Sales Co. LLC	Nebraska	Indirect Subsidiary	100%
34	Nelnet Servicing, LLC	Nebraska	Indirect Subsidiary	100%
35	Nelnet Student Loan Funding II Management Corporation	Nebraska	Indirect Subsidiary	100%

36	Nelnet Student Loan Funding II, LLC	Delaware	Indirect Subsidiary	100%
37	Nelnet Student Loan Funding III, LLC	Delaware	Indirect Subsidiary	100%
38	Nelnet Student Loan Funding Management Corporation	Nevada	Indirect Subsidiary	100%
39	Nelnet Student Loan Funding, LLC	Delaware	Indirect Subsidiary	100%
40	Nelnet UNL Alliance, LLC	Nebraska	Direct Subsidiary	100%
41	NHELP-II, LLC	Delaware	Indirect Subsidiary	100%
42	NHELP-III, LLC	Delaware	Indirect Subsidiary	100%
43	NTS - Renweb Jamaica, Ltd.	Jamaica	Indirect Subsidiary	100%
44	PaymentSpring, LLC	Nebraska	Indirect Subsidiary	100.0%
45	Propelr, LLC	Nebraska	Direct Subsidiary	100.0%
46	Rally Workspace, LLC	Nebraska	Indirect Subsidiary	100%
47	Unilink Data Systems Pty Ltd	Australia	Indirect Subsidiary	100%
48	Wachovia Education Loan Funding LLC	Delaware	Indirect Subsidiary	100%
49	Wilcomp Software, LLC	Texas	Indirect Subsidiary	100%
50	Nelnet B2B Services, LLC	Nebraska	Direct Subsidiary	99%
51	Allo Communications, LLC	Nebraska	Direct Subsidiary	91.5%
52	Whitetail Rock Capital Management, LLC	Nebraska	Indirect Subsidiary	90%
53	Whitetail Rock Fund Management, LLC	Nebraska	Indirect Subsidiary	90%
54	Timberline Suntree Associates, LLC	Kansas	Direct Subsidiary	56.7%
55	Harvest 960, LP	Pennsylvania	Indirect Subsidiary	56.6%
56	151 Building, LLC	Nebraska	Indirect Subsidiary	50%
57	330-333 Building Acquisition Corporation	Nebraska	Indirect Subsidiary	50%
58	330-333 Building, LLC	Nebraska	Indirect Subsidiary	50%
59	401 Building Acquisition Corporation	Nebraska	Indirect Subsidiary	50%
60	401 Building LLC	Nebraska	Indirect Subsidiary	50%
61	7200 WorldCom, LLC	Nebraska	Indirect Subsidiary	50%
62	BenefitEd, LLC	Nebraska	Indirect Subsidiary	50%
63	EADO Acquisition Corporation	Nebraska	Indirect Subsidiary	50%
64	EADO, LLC	Nebraska	Indirect Subsidiary	50%
65	GreatNet Solutions, LLC	Nebraska	Indirect Subsidiary	50%
66	Invite Education, LLC	Delaware	Direct Subsidiary	50%
67	Lincoln Lodging, LLC	Nebraska	Indirect Subsidiary	50%
68	Lincoln Workspace, LLC	Nebraska	Indirect Subsidiary	50%
69	Lumberworks Lofts Acquisition Corporation	Nebraska	Indirect Subsidiary	50%
70	Lumberworks Lofts, LLC	Nebraska	Indirect Subsidiary	50%
71	Next Gen Web Solutions, LLC	Nebraska	Indirect Subsidiary	50%
72	StudioCode, LLC	Nebraska	Indirect Subsidiary	50%
73	Vosaic France, LLC	France	Indirect Subsidiary	50%

Note: This list does not include Nelnet Student Loan Trusts utilized in asset backed security financings.